We continue to focus on portfolio optimization opportunities by closing unprofitable stores and refocusing efforts to improve 4-wall profitability
# stores Annual loss aversion Lease Termination Costs
2009 Normal Closures 280-300 $10 -
2009 Accelerated Closures 300-385 13 ($39)
2010 Normal Store Closures 100-125 3 -
2010 Accelerated Store Closures 130-150 4 (21)
Total Stores Closures
810-960
$30
($60)
Revenue Transfer¹
$20-$30
Total Annual EBITDA Impact $50-$60
Stores w/additional lease mitigation/termination efforts 275-300
Stores that may be converted to outlets 250-300
Total store closures and other actions 1,335-1,560
Domestic Store Portfolio Overview
Store Portfolio Indicators for LTM period ending July 5, 2009
Stores
By-Mail Digital Vending
Note: Store financial figures reflect inclusion of allocated chain-wide adjustments; excludes allocation of field management costs
1
Assumes 25% of closed store revenue is transferred to existing stores
Measures to Address Underperformers
2009 & 2010 store closures will also produce a 1-time net working capital benefit of $26M
80%
30%
(10%)
Core Profitable non-core
Unprofitable
Percentage of Store EBITDA
Percentage of
Stores
35% 47% 18%
Avg. Store Revenue:
Avg. Store Gross Profit:
Avg. Store EBITDA:
Total Core
Exhibit 99.1
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$756K
$932K
$414K
$520K
$69K
$158K